EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-136713, 333-128607, 333-10993, 333-100186, 333-106054, 333-106080, and 333-121059 on Form S-3 and Registration Statement Nos. 333-139108, 333-129454, 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371, 333-125010, 333-141281, and 333-141282  on Form S-8 of our reports dated February 28, 2008 (which express an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations in 2005, and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R in 2006, and Financial Accounting Standards Board Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007), relating to the consolidated financial statements, financial statement schedules, and internal control over financial reporting of PNM Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of PNM Resources, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 28, 2008